FOR IMMEDIATE RELEASE	Contact:	Ed Jaehne
Chief Strategy Officer
443-270-5300

KEYW Third Quarter 2010 Financial Results

Hanover, MD, November 2, 2010 (GlobeNewswire) – The KEYW Holding Corporation (NASDAQ:  KEYW) announces revenue for the three month period ended September 30, 2010 of $29.0 million as compared to $10.0 million in the same period of 2009, an increase of approximately 288%.  Net Income was $4.4 million and net loss was ($1.7) million for the three month periods ended September 30, 2010 and September 30, 2009, respectively.  Earnings Per Share (EPS) were $0.24 (diluted) for Q3 2010 versus EPS for the same period in 2009 of $(0.12)  (diluted).  Income Before Income Taxes for the three month period ended September 30, 2010 was $7.5 million compared to Loss Before Income Taxes of $(2.4) million for the same period of 2009.

For the first nine months of 2010, KEYW generated $78.7 million in revenue versus $26.9 million in the same period of 2009.  Net income  was $9.7 million and net loss was $(2.5) million for the nine month periods ended September 30, 2010 and September 30, 2009, respectively.  EPS for these same periods were $0.54 (diluted) in 2010 and $(0.19) (diluted) in 2009.  KEYW is projecting Q4 2010 revenue to be approximately $31.0 million, on an actual basis and without the benefit of any acquisitions.  The projected revenue is based on a number of assumptions that KEYW believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from this forward-looking statement is set forth below and in KEYW's filings with the Securities and Exchange Commission.

 “I am pleased to begin our quarterly reporting of financial results with this release of Q3 2010, showing strong growth in both revenue and net income over Q3 2009”, commented Leonard Moodispaw,  CEO and President of KEYW Corporation.  “Our results are in line with our projections and position us to deliver a strong 2010.  Our strategic platform has grown significantly in the past year and we feel we are well positioned to continue our record of strong growth in 2011.”

There have been two important events, subsequent to the end of Q3 2010.  First was the completion of our Initial Public Offering.  KEYW began trading on the NASDAQ Global Market on October 1, 2010, having raised approximately $89.4 million in this offering, after underwriter fees but before expenses.  Subsequent to the IPO, KEYW paid in full the subordinated debt under the TAG seller notes and the debt issued to its Board members and shareholders in March-April 2010, as required under the terms of such debt, and paid down the Bank of America revolver to $0.  Immediately after the debt payments, KEYW had approximately $59 million of cash on hand including net proceeds from the IPO.

The second event is our agreement in principle to acquire Sycamore US, our 8th acquisition since founding in 2008 and will be our first acquisition since going public.  This acquisition is expected to close during November 2010, and is expected to be immediately accretive.

KEYW Adjusted EBITDA for Q3 2010 was $2.2 million, resulting in an Adjusted EBITDA margin of 7.5%.  For the nine months ended September 30, 2010, our Adjusted EBITDA was $6.5 million and the Adjusted EBITDA margin was 8.3%.  Adjusted EBITDA, as defined by KEYW, is a non-GAAP measure that is calculated as GAAP net income plus other non-recurring expense, interest expense, income taxes, and depreciation and amortization. We have provided Adjusted EBITDA because we use the measurement internally to evaluate performance and we believe it is a commonly used measure of financial performance in comparable companies.  It is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  In addition, our board of directors and management use Adjusted EBITDA:

-	As a measure of operating performance;
-	To determine a significant portion of management’s incentive compensation;
-	For planning purposes, including the preparation of our annual operating budget; and
-	To evaluate the effectiveness of our business strategies.

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table below that reconciles GAAP net income to Adjusted EBITDA.

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010
	(in thousands)	(in thousands)
	(unaudited)	(unaudited)

Net Income	$4,408	$9,748
Depreciation	213	534
Amortization	1,693	4,454
Other expenses (1)	497	1,574
Acquisition accounting (2)	(8,700)	(18,350)
Interest expense, net	1,005	1,677
Taxes	3,063	6,866

Adjusted EBITDA	$2,179	$6,503

(1) Includes costs associated with our Initial Public Offering, acquisitions, and financing costs.
(2) Includes the earn-out accounting adjustments related to the TAG acquisition and the earn-back of purchase price from the LEDS acquisition.

In addition to these traditional financial metrics, we believe that our total number of KEYW employees and the total number of Staffed Positions, which includes personnel provided under subcontract to KEYW for performance on KEYW contracts, will provide investors with insight into our business and growth.  At the close of Q3 2010, we had 453 employees and a total number of Staffed Positions of 442.  These figures provide a baseline for these metrics which we plan to update on a quarterly basis.

The KEYW Holding Corporation Financial Highlights
(in thousands except share and per share amounts

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Services	$25,227	$8,212	$67,926	$22,468
Products	3,765	1,846	10,725	4,474
Total	28,992	10,058	78,651	26,942

Cost of Revenue
Services	18,243	6,090	49,377	16,513
Products	2,317	1,578	6,254	3,188
Total	20,560	7,668	55,631	19,701

Gross Profit
Services	6,984	2,122	18,549	5,955
Products	1,448	268	4,471	1,286
Total	8,432	2,390	23,020	7,241

Operating expenses	7,028	4,307	18,648	8,046
Intangible amortization expense	1,693	520	4,454	1,461
Loss from operations	(289)	(2,437)	(82)	(2,266)

Interest Expense(income), net	1,005	-	1,677	(100)
Other non-operating (income)expense, net	(8,765)	(76)	(18,373)	872
Total non-operating (income)expense, net	(7,760)	(76)	(16,696)	772

Income(Loss) before provision for income taxes	7,471	(2,361)	16,614	(3,038)

Income tax (expense)benefit	(3,063)	652	(6,866)	546

Net Income(Loss)	$4,408	$(1,709)	$9,748	$(2,492)

Weighted average common shares outstanding:
Basic	15,531,332	13,940,176	15,174,140	13,023,080
Fully Diluted	18,443,699	13,940,176	18,176,841	13,023,080

Basic and diluted earnings per share
Basic	$0.28	$(0.12)	$0.64	$(0.19)
Fully Diluted	$0.24	$(0.12)	$0.54	$(0.19)

Condensed Consolidated Balance Sheet
(in thousands except share amounts)

ASSETS	September 30,	December 31,
	2010	2009
Current assets:	(unaudited)
Cash and cash equivalents	$1,259	$7,333
Receivables, net	21,844	9,409
Inventories	4,635	4,334
Prepaid expenses	1,378	1,240
Income tax receivable	223	223
Total current assets	29,339	22,539

Property and equipment, net	2,858	1,430
Goodwill	92,045	34,927
Other intangibles, net	14,114	6,314
Deferred tax asset	1,892	1,892
Other assets	191	28
TOTAL ASSETS	$140,439	$67,130

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,539	$442
Accrued expenses	1,615	435
Accrued salaries & wages	4,721	2,214
Revolver	10,500	-
Short-term subordinated debt	11,001	-
Deferred income taxes	83	83
Total current liabilities	32,459	3,174
Long-term liabilities:
Long-term subordinated debt	8,672	-
Non-current deferred tax liability	8,613	1,564
Other non-current liabilities	141	53
Accrued earn-out	10,000	-
TOTAL LIABILITIES	59,885	4,791

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares
authorized, none issued	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized, 15,537,198 and 14,187,520 issued and outstan	16	14
Additional paid-in capital	74,969	66,504
Retained earnings/(Accumulated deficit)	5,569	(4,179)
Total stockholders' equity	80,554	62,339

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$140,439	$67,130

Condensed Consolidated Statements of Cash Flows
(in thousands)

	September 30,	September 30,
	2010	2009
	(unaudited)	(unaudited)
Net income	$9,748	$(2,492)
Adjustments to reconcile net loss to net
Cash used in operating activities
Stock compensation	1,068	127
Depreciation/Amortization	4,988	1,675
Warrant accounting	-	823
Loss on disposal of equipment	10	-
Non-cash interest expense	1,006	-
Non-cash impact of TAG earn-out reduction	(17,750)	-
Deferred taxes	7,049	370
Decrease (increase) in balance sheet items
Receivables	(6,333)	(3,186)
Inventory	(301)	(1,983)
Prepaid expenses	(542)	(285)
Accounts payable	(1,284)	56
Accrued expenses	2,114	1,443
Other balance sheet changes	(126)	(866)
Net cash used in operations	(353)	(4,318)

Cash flows from investing activities
Acquisitions, net of cash acquired	(27,629)	(3,241)
Purchase of property and equipment	(1,470)	(937)
Proceeds from the sale of equipment	128	4
Net cash used in investing activities	(28,971)	(4,174)

Cash flows from financing activities
Proceeds from stock issuances	-	29,397
Proceeds from revolver, net	10,500	-
Proceeds from subordinated debt	8,250	-
Proceeds from warrant exercise	4,500	-
Net cash provided by financing activities	23,250	29,397

Net decrease in cash and cash equivalents	(6,074)	20,905
Cash and cash equivalents at beginning of period	7,333	5,397
Cash and cash equivalents at end of period	$1,259	$26,302

KEYW has scheduled a conference call to discuss these results today at 4:30 pm (EDT).  Interested parties will be able to connect to our Webcast via the Investor page on our website, http://investors.keywcorp.com.  Interested parties may also listen to the conference call by calling 1-877-853-5645.  The International Dial-In access number will be 408-940-3868.

An archive of the Webcast will be available on our webpage following the call.  In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. (EDT) today (November 2nd), and will remain available through December 2, 2010.  To access the dial-up replay, call 1-800-642-1687, Conference ID 21051399.  In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the dial-up replay.  International callers may access the replay by calling 706-645-9291 with the same passcode.

About KEYW:  KEYW provides agile cyber superiority and cybersecurity solutions, primarily for U.S. Government intelligence and defense customers.  We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers’ requirements.  For more information contact KEYW Corporation, 1334 Ashton Road, Hanover, Maryland 21076; Phone 443-270-5300; Fax 443-270-5301; E-mail investors@keywcorp.com, or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.    Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” and similar expressions, including statements regarding our projected revenues, statements that our results position us to deliver a strong 2010 and that we are well positioned to continue our record of strong growth in 2011, statements regarding the expected closing date and accretive value of our acquisition of Sycamore US, and statements that the total number of personnel and Staffed Positions provide insight into our business and growth.  Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements.  These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our prospectus, dated September 30, 2010 and filed with the Securities and Exchange Commission (SEC) on October 1, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, and other filings that we make with the SEC from time to time.  Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements.  KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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